UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2005

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – APPOINTMENT OF PRINCIPAL OFFICER

The following information is furnished pursuant to Item 5.02 “Appointment of Principal Officer”.

Donald V. Rhodes, Chairman and Chief Executive Officer of Heritage Financial Corporation today announced the promotion of Brian L. Vance from Executive Vice President of Heritage Financial Corporation to President.

Mr. Vance, 50, currently serves as President and Chief Executive Officer of Heritage Bank and President of Heritage Financial Corporation. Mr. Vance has been employed by Heritage Bank since 1996. Prior to joining Heritage Bank, Mr. Vance was employed for over 20 years with West One Bank, a bank with offices in Idaho and Washington. Prior to leaving West One, he was Senior Vice President and Regional Manager of Banking Operations for the south Puget Sound region. On March 24, 2003, Mr. Vance was named President and Chief Executive Officer of Heritage Bank. On August 17, 1998, the Board of Directors of Heritage Bank approved the appointment of Mr. Vance as President and Chief Operating Officer of Heritage Bank to be effective as of October 1, 1998. Prior to that, Mr. Vance was named Executive Vice President of Heritage Bank.

ITEM 7.01 – REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.

Donald V. Rhodes, Chairman and Chief Executive Officer of Heritage Financial Corporation today announced the promotion of Brian L. Vance from Executive Vice President of Heritage Financial Corporation to President. Mr. Vance also serves as President and Chief Executive Officer of Heritage Bank and was elected to the Heritage Financial Corporation Board of Directors in April 2002. Mr. Rhodes will continue as Chairman of the Bank and Chairman and Chief Executive Officer of Heritage Financial Corporation. A copy of the news release is attached to this filing as Exhibit 99.

All information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

– not applicable

(b)	Pro forma financial information

– not applicable

(c)	Exhibits:

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

99	News Release issued by Heritage, dated February 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005

HERITAGE FINANCIAL CORPORATION

By:	/S/ DONALD V. RHODES
Donald V. Rhodes Chairman and Chief Executive Officer

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